Exhibit 99.1

FORM HOLDINGS PROVIDES UPDATE ON THE PENDING ACQUISITION AND
OPERATIONS OF XPRESSPA AND ANNOUNCES THIRD QUARTER 2016 RESULTS

Conference Call Scheduled Today at 4:30 p.m. Eastern

NEW YORK – November 9, 2016 – FORM Holdings Corp. (NASDAQ: FH), a diversified holding company focused on acquiring, investing in and developing small to mid-market businesses, today announced operating results for the quarter ended September 30, 2016 in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as provided an update on the acquisition of XpresSpa and other ongoing operations.

XpresSpa

•	XpresSpa provides air travellers with premium health and wellness services, as well as a branded line of exclusive luxury travel products and accessories at its 51 locations across 21 major airports in three countries. During the third quarter of 2016, XpresSpa announced that it opened its fourth spa location at the Dallas/Fort Worth International Airport (DFW) in Texas and its first spa location at the Dubai International Airport (DXB) in the United Arab Emirates. The company’s pipeline of RFP’s and new store openings remains strong with four new stores planned for the remainder of the year and an additional two for Q1 2017.

•	On August 8, 2016, we entered into a definitive agreement to acquire 100% of XpresSpa. The transaction, which has been approved by FORM Holdings’ and XpresSpa’s respective Boards of Directors, is subject to closing conditions and approval by the FORM Holdings stockholders at our annual meeting, which is scheduled for November 28, 2016. We expect to close the acquisition immediately after the stockholders meeting.

During the nine months ended September 30, 2016, XpresSpa generated over $32.4 million of revenue compared to $29.2 million of revenue in the nine months ended September 30, 2015. During the third quarter of 2016 the company generated $11.9 million of revenue compared to $10.3 million in the third quarter of 2015.

Operating Results for the Quarter Ended September 30, 2016

▪	We generated total revenue of $16.5 million YTD 2016 and $3.1 million for the quarter ended September 30, 2016 compared to $0.2 million YTD 2015 and no revenue generated for the quarter ended September 30, 2015.

▪	Excluding non-cash expenses, the net operating loss was $3.2 million YTD 2016 and $3.1 million for the quarter ended September 2016. In the prior year, net operating loss, excluding non-cash expenses, was approximately $18.4 million YTD 2015 and $7.8 million for the quarter ended September 30, 2015. The non-cash expenses were primarily related to stock-based compensation and amortization and impairment of intangible assets related to the Company’s intellectual property segment.

▪	Our Group Mobile operating segment generated $5.5 million of revenue YTD 2016 and $1.8 million of revenue for the quarter ended September 30, 2016, with the third quarter seasonally the slowest sales quarter of the year. In the five weeks since the quarter end, we have received orders in excess of $2.1 million of products and services and we continue to guide for 2016 revenues of $12.5 million, which represents an approximate 135% increase over total revenues of $5.3 million in fiscal 2015. We anticipate that the rate of orders will increase as we move through the fourth quarter, which is the largest ordering period for many of our customers. In addition, the third quarter saw the launch of our partnerships and offerings for body-worn video as well as our services offering, both of which will represent higher margin and recurring revenues as we move into 2017.

▪	Our FLI Charge operating segment launched its consumer product line on Indiegogo, a crowdfunding platform, on June 15, 2016, and has generated approximately $225,000 of pre-sales in the form of orders, ranking FLI Charge’s campaign in the top 400, or the top one-tenth of one percent, of the more than 550,000 campaigns that have launched on Indiegogo since its inception. Tooling for FLI Charge’s product line is complete and manufacturing inventory is underway. FLI Charge will be fulfilling pre-orders in November 2016. In addition we have signed an MOU with Papp Plastics, a tier-1 auto parts manufacturer. During the fourth quarter of 2016, FLI Charge’s management team has been focused on expanding the distribution of its consumer products and generating additional licenses in addition to those that it already has in the automotive, education and hospitality markets.

▪	Our Intellectual Property operating segment generated $11.0 million of revenue YTD 2016 and $1.4 million of revenue during the quarter ended September 30, 2016. The revenue was derived from one-time licensing payments from several licensees.

▪	As of September 30, 2016, we had approximately $26.0 million of current assets, of which $21.7 million was cash, compared to $28.4 million of current assets as of June 30, 2016, of which $27.4 was cash. The change in net current assets is partially driven by cash used in exercising an early repayment option of a pre-existing note in the amount of $2.0 million. We do not have any outstanding debt as of September 30, 2016.

Conference Call

The Company will host a conference call today at 4:30 p.m., Eastern Time, to discuss operating results for the third quarter of 2016 as well as provide updates on each of the Company’s business segments and the acquisition of XpresSpa. Members of the Company’s management team, including Andrew D. Perlman, Chief Executive Officer, Anastasia Nyrkovskaya, Chief Financial Officer, and Clifford J. Weinstein, Executive Vice President and President of FLI Charge, as well as Darin White, President of Group Mobile, and Ed Jankowski, CEO of XpresSpa, will participate.

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Join the Conference Call via Assisted Dial-In

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Replay

An audio webcast of the conference call will be available within the "Presentations" section of FORM Holdings' investor relations website shortly after the end of the conference call.

About FORM Holdings Corp.

FORM Holdings Corp. (NASDAQ: FH) is a publicly held diversified holding company that specializes in identifying, investing in and developing companies with superior growth potential. FORM's current holdings include Group Mobile, FLI Charge, Infomedia and intellectual property assets. Group Mobile is a provider of rugged, mobile and field-use computing products, serving customers worldwide. FLI Charge designs, develops, licenses, manufactures and markets wireless conductive power and charging solutions. Infomedia is a leading provider of customer relationship management and monetization technologies to mobile carriers and device manufacturers. FORM Holdings' intellectual property division is engaged in the development and monetization of intellectual property. To learn more about Form Holdings Corp., visit: www.FormHoldings.com.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Statements in this press release regarding the proposed merger between FORM and XpresSpa; the expected timetable for completing the transaction; the potential value created by the proposed merger for FORM's stockholders and XpresSpa's equity holders; the potential of FORM's business after completion of the merger; XpresSpa's projected revenue, the ability to raise capital to fund operations and business plan; the continued listing of FORM's securities on the Nasdaq Capital Market; the potential impact on FORM’s common stock if FORM determines to repay the preferred stock to be issued in connection with the proposed merger in stock rather than cash; market acceptance of FORM products; the collective ability to protect intellectual property rights; competition from other providers and products; FORM's management and board of directors after completion of the Merger; and any other statements about FORM's or XpresSpa's management teams' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: the risk that FORM and XpresSpa may not be able to complete the proposed transaction; the inability to realize the potential value created by the proposed merger for FORM's stockholders; FORM's inability to maintain the listing of its securities on the Nasdaq Capital Market after completion of the merger; the potential lack of market acceptance of FORM's products; FORM's inability to monetize and recoup FORM's investment with respect to assets and other businesses that that were acquired or will be acquired in the future; general economic conditions and level of information technology and consumer electronics spending; unexpected trends in the mobile phone and telecom computing industries; the potential loss of one or more of FORM's significant Original Equipment Manufacturer (“OEM”) suppliers, the potential lack of market acceptance of FORM's products; market acceptance, quality, pricing, availability and useful life of FORM's products and services, as well as the mix of FORM's products and services sold; potential competition from other providers and products; FORM's inability to license and monetize FORM's patents, including the outcome of litigation; FORM's inability to develop and introduce new products and/or develop new intellectual property; FORM's inability to protect FORM's intellectual property rights; new legislation, regulations or court rulings related to enforcing patents, that could harm FORM's business and operating results; FORM's inability to retain key members of its management team; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including FORM's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 10, 2016. Investors and stockholders are also urged to read the risk factors set forth in the proxy statement/prospectus carefully when they are available. FORM expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of FORM, or XpresSpa or the solicitation of any vote or approval. In connection with the proposed transaction, FORM filed a Registration Statement on Form S-4, as amended, declared effective by the SEC on October 27, 2016 and a final proxy statement/prospectus on October 28, 2016. The proxy statement/prospectus contains important information about FORM, XpresSpa, the transaction and related matters. FORM has mailed or otherwise delivered the proxy statement/prospectus to its stockholders and the stockholders of XpresSpa. Investors and security holders of FORM and XpresSpa are urged to read carefully the proxy statement/prospectus relating to the Merger (including any amendments or supplements thereto) in its entirety, because it contains important information about the proposed transaction.

Investors and security holders of FORM are able to obtain free copies of the proxy statement/prospectus for the proposed Merger and other documents filed with the SEC by FORM through the website maintained by the SEC at www.sec.gov.

FORM and XpresSpa, and their respective directors and certain of their executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement between FORM and XpresSpa. Information regarding FORM's directors and executive officers is contained in the proxy statement/prospectus. Information regarding XpresSpa’s directors and officers and a more complete description of the interests of XpresSpa's directors and officers in the proposed transaction is available in the proxy statement/prospectus filed by FORM with the SEC in connection with the proposed transaction.

Contacts

FORM Holdings

212-309-7549

info@FORMHoldings.com